UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2015

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, Minnesota 55441

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (763) 551-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)Election of Vice President, Controller.  On November 12, 2015, Marc Ungerman commenced employment as the Company’s Vice President, Controller (“VP/Controller”).  Mr. Ungerman, age 41, was employed from June 2013 to November 2015 at SUPERVALU INC. (“SUPERVALU”), a grocery wholesaler and retailer with annual sales of approximately $18 billion, serving as Assistant Controller.  Prior to joining SUPERVALU, Mr. Ungerman was employed at Best Buy Co., Inc. (“Best Buy”) from August 2005 to June 2013 in various finance roles.  Prior to Best Buy, Mr. Ungerman worked in positions at Pentair, Inc.; Deloitte Touche LLP and Piper Jaffray & Co.  Mr. Ungerman is not related to any officer or director of the Company.

Other than the compensation arrangements described below, Mr. Ungerman is not a party to any transactions with the Company.

(e)Certain Compensation Arrangements.  In connection with his joining the Company, Mr. Ungerman received two equity awards under the company’s 2014 Stock Incentive Plan.  The equity awards consist of (i) a non-qualified stock option to purchase 15,609 shares of the Company’s common stock (the “Option”), such grant made and effective as of November 12, 2015, with an exercise price equal to $1.39 (the closing price of the Company’s common stock on the New York Stock Exchange on November 12, 2015); subject to the terms of the option agreement, the Option shall vest approximately one-third each on the first, second and third anniversaries of the date of grant, assuming Mr. Ungerman remains employed with the Company, and shall expire ten years from the date of grant; and (ii) a time-based restricted stock award of 8,992 shares granted as of November 12, 2015; subject to the terms of the restricted stock agreement, the restricted stock shall vest one-third each on the first, second and third anniversaries of the date of grant, assuming Mr. Ungerman remains employed with the Company.

In connection with his offer of employment the Company entered into the form of Severance Agreement previously approved by the Compensation Committee which conforms with the form of Agreement described in the Company’s Form 8-K Report filed on April 10, 2015.  The following summary is qualified in its entirety by reference to the Severance Agreement filed herewith as Exhibit 10.1.

If Mr. Ungerman is involuntarily terminated by the Company without “Cause”, as defined in the Agreement, and executes a general release of claims in favor of the Company, the Company will be obligated to pay him a severance payment in an amount equal to twelve months of his highest annual salary at any time during the twelve months preceding the date of termination.  In addition, the Company will pay the Company portion of any COBRA health and dental premiums for twelve months.

The Severance Agreement also provides that, notwithstanding the foregoing, if, 180 days prior to, or twelve months after, a “Change in Control”, he is terminated without “Cause”, or resigns for “Good Reason”, as such terms are defined in the Severance Agreement, then he shall be entitled to receive a severance payment, in one lump sum and adjusted for any severance payments previously made by the Company, generally equal to the sum of (A) twelve months of his highest annual salary at any time during the twelve month period preceding the date of termination; (B) 1.0 times his then current on-target bonus; and (C) the value of twelve months of the Company portion of COBRA health and dental premiums, unless the executive is eligible for a government subsidy with respect to such COBRA benefits.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits:
10.1 Severance Agreement between Christopher & Banks Corporation and Marc Ungerman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: November 13, 2015	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
November 12, 2015	001-31390

                               CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

10.1	Severance Agreement between Christopher & Banks Corporation and Marc Ungerman.